SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 24, 2009	Commission file number 0-9032

SONESTA INTERNATIONAL HOTELS CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New York
(State or Other Jurisdiction)

13-5648107
(I.R.S. Employer Identification No.)

116 Huntington Avenue, Boston, MA 02116
(Address of principal Executive Offices)

(Registrant’s Telephone Number, Including Area Code): 617-421-5400

Not Applicable
(Former name, former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01: ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

In April 2005, Sonesta Beach Resort Limited Partnership (“SBRLP”), a wholly owned subsidiary of Sonesta International Hotels Corporation, entered into a partnership (“SBR-Fortune”) with affiliates of Fortune International (“Fortune”), a Miami-based development and brokerage firm, to redevelop the site of Sonesta Beach Resort, in Key Biscayne, Florida, and transferred the land and improvements to SBR-Fortune.  Pursuant to the partnership agreement between SBRLP and Fortune (“Partnership Agreement”), SBRLP is a 50% limited partner in SBR-Fortune, and affiliates of Fortune are the general partner and a limited partner, together owning a 50% interest in SBR-Fortune.  SBR-Fortune has approvals to develop 165 luxury residences on the site.  Due to the adverse economic conditions affecting the real estate market in South Florida, the lack of available credit for a development of this scale, and other factors, the development has been delayed.  (For further information regarding this investment, please refer to Note 3 of the 2008 Annual Report, filed as Exhibit 13 with our 2008 report on Form 10-K, on March 27, 2009.)

On June 18, 2009, the Company and Fortune finalized an amendment to the Partnership Agreement, which included a number of changes, including the following:

1)	The amount of financing SBR-Fortune is permitted to borrow has been increased from $61 million to $68 million.

2)
Retroactive to January 20, 2009, Sonesta will fund up to $3 million for project-related costs pari passu with Fortune.  Fortune remains responsible for funding additional costs.  All funding will be treated as debt.  To date, the Company has advanced $1,834,000 pursuant to this commitment.  Prior to entering into this amendment, the Company was not obligated to fund any project-related expenses.

3)
Subject to certain circumstances, including a minimum price, Sonesta and Fortune agreed to sell the property.  Should such a sale materialize, the partners agreed to a distribution of proceeds which is different from the distribution of profits under the Partnership Agreement.  Under the Partnership Agreement, the Company is entitled to a priority return of approximately $58 million, after the payment of partnership debt.  Under the amendment, on a sale Fortune will receive an incentive payment and up to approximately 20% of net sale proceeds (after payment of all partnership debt and liabilities).

4)	Under certain circumstances, including a sale of the property, Sonesta will release the personal guaranty of Edgardo Defortuna.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized

SONESTA INTERNATIONAL HOTELS CORPORATION

June 24, 2009

By: /s/ Boy van Riel
Boy van Riel
Vice President and Treasurer

(Authorized to sign on behalf of the Registrant as Principal Financial Officer).